UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

Pacific Gold Corp.

(Exact name of registrant as specified in its charter)

Nevada	000- 32629	98-0408708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2987 Las Vegas, Nevada 89107	89107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  416-214-1483

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 7, 2013, Pacific Gold Corp. (the “Company”) filed a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, which authorizes the Company to issue up to 300,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”).  The Series A Preferred Stock ranks senior in preference and priority to the Company’s common stock with respect to dividend and liquidation rights and, except as provided in the Certificate of Designation or otherwise required by law, will vote with the common stock on an as converted basis on all matters presented for a vote of the holders of common stock, including directors.  Furthermore, until the Company consummates equity financing from institutional or strategic investors of at least a $10,000,000, the approval of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a separate class, will be required for certain corporate actions, all as more fully described in the Certificate of Designation.  Subject to the terms of the Certificate of Designation, the Series A Preferred Stock is convertible (at a 1:10,000 ratio) into 3,000,000,000 shares of common stock, subject to adjustment for stock splits and similar events.

For a period of 6 years after issuance, shares of Series A Preferred Stock may be redeemed by the Company at a price equal to the greater of (A) 1.50 times $1.00 (the original issue price) per share, plus 10% percent per annum of the original issue price for each full year that the Series A Preferred Stock is outstanding up to and as of the date of redemption, and (B) the Fair Market Value (as determined in the manner set forth in the Certificate of Designation) of a single share of Series A Preferred Stock as of the date of the Company’s giving of the redemption notice.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 3.02 — Unregistered Sales of Equity Securities

On June 10, 2013, the Company issued a total of 300,000 shares of Series A Preferred Stock to Jabi Inc., an entity controlled by Robert Landau, the Company’s Chief Executive Officer, in full payment of a $300,000 promissory note issued by the Company to Jabi Inc.

These securities are not registered under the Securities Act of 1933, as amended (the “Securities Act”), nor are they entitled to any registration rights, and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.01 — Changes in Control of Registrant

As a result of the transaction described in Item 3.02 above, the number of the Company’s shares of common stock beneficially owned by Robert Landau, the Company’s Chief Executive Officer, increased to 3,031,798,501shares, and Mr. Landau’s percentage of beneficial ownership of the Company’s common stock increased from 1.2% to 53.9%.

 The information required by this Item 5.01 is incorporated by reference to Item 3.02 of this Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Pacific Gold Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GOLD CORP.

Date: June 10, 2013	By:	/s/ Robert Landau
Robert Landau
Chief Executive Officer